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                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1996, with respect to the financial statements of the Trans Union Corporation Collections Division included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of NCO Group, Inc. for the registration of 2,875,000 shares of its common stock.




                                                     /s/ Ernst & Young LLP
                                                     -----------------------
                                                     Ernst & Young LLP



Chicago, Illinois
October 17, 1996